Exhibit 28.1
SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS
INDEPENDENT FRANCHISE PARTNERS
US FRANCHISE EQUITY FUND
A SERIES OF
ADVISERS INVESTMENT TRUST
LETTER OF INVESTMENT INTENT
July 21, 2011
To the Board of Trustees of Advisers Investment Trust
     Beacon Hill Fund Services, Inc. (the “Purchaser”) hereby subscribes to purchase a beneficial interest (“Interest”) of the Independent Franchise Partners US Franchise Equity Fund, a series of Advisers Investment Trust, in the amount of $100,000.00 for 10,000.00 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $100,000.00.
     The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

Beacon Hill Fund Services, Inc.
/s/ Scott Englehart
Scott Englehart, President

POWER OF ATTORNEY
WHEREAS, Advisers Investment Trust, an Ohio business trust organized under the laws of the State of Ohio, periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and
WHEREAS, the undersigned is the Trustee of the Trust.
NOW THEREFORE, Advisers Investment Trust hereby constitutes and appoints Michael V. Wible, Dina Tantra, and Scott Englehart, and each of them, its attorneys for it and in its name, place and stead, to execute and file any Amendment or Amendments to Advisers Investment Trust’s Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as it might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 21st day of July, 2011.

/s/ Scott Englehart
Scott Englehart
Trustee

STATE OF Ohio	)
	)	ss:
COUNTY OF Franklin	)
     Before me, a Notary Public in and for said county and state, personally appeared the above named Scott Englehart who acknowledged that he did sign the foregoing instrument and that the same is their free act and deed.
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on this 21st day of July, 2011.

/s/ Dina Tantra
Notary Public

My Commission Expires: Never